CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports each dated February 24, 2017 relating to the financial statements and financial highlights of Schroders Global Multi-Asset Portfolio II (formerly known as Pyramis Managed Risk Portfolio), Schroders Global Multi-Asset Portfolio, Allianz Global Investors Dynamic Multi-Asset Plus Portfolio, and JPMorgan Global Active Allocation Portfolio appearing in the Annual Report on Form N-CSR of Brighthouse Funds Trust I for the year ended December 31, 2016 and the financial statements and financial highlights of MFS Value Portfolio II (formerly known as BlackRock Large Cap Value Portfolio) and MFS Value Portfolio appearing in the Annual Report on Form N-CSR of Brighthouse Funds Trust II for the year ended December 31, 2016. We also consent to the reference to us under the heading “Financial Highlights of the Buying Portfolios” in the Combined Proxy/Prospectus Statement and “Independent Registered Public Accounting Firm” in the Statement of Additional Information which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 29, 2017